UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                  June 26, 2006


                           HARRIS & HARRIS GROUP, INC.
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             (Exact name of registrant as specified in its charter)



    New York                        0-11576                     13-3119827
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 (State or other            (Commission File Number)         (I.R.S. Employer
 jurisdiction of                                           Identification No.)
  incorporation)


                              111 West 57th Street
                            New York, New York 10019
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              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (212) 582-0900

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2006, the Board of Directors of Harris & Harris Group, Inc. (the "Company") terminated the employee profit-sharing plan and approved the Harris & Harris Group, Inc. 2006 Equity Incentive Plan (the "Plan"), both subject to shareholder approval. On May 4, 2006, shareholders of the Company approved the Plan, and the profit-sharing plan termination became effective. On June 26, 2006, the Compensation Committee of the Board of Directors of the Company approved individual stock option awards for certain officers and employees of the Company pursuant to the Plan at an exercise price of $10.11. Both non-qualified stock options "(NQSO") and incentive stock options ("ISO") were awarded under the Plan.

All awards granted to executive officers vest subject to continued employment with the Company through each applicable vesting date, except for certain retirees whose continued participation in the Plan is subject to certain conditions.

The Compensation Committee utilized a third-party compensation advisory firm to assess the competitiveness of the current compensation levels of the named executive officers of the Company. As part of this process, the Compensation Committee analyzed the compensation of the named executive officers, among other factors, in light of information regarding the compensation practices of other publicly traded companies and private venture capital and private equity firms. In addition, the Compensation Committee considered the importance of increasing the actual equity ownership of senior officers before the scheduled retirement date of our Chairman and Chief Executive Officer, Charles E. Harris, on December 31, 2008. All stock option awards to officers will be subject to stock retention guidelines.

The Company will adopt SFAS 123(R), "Share Based Payments," for the period ending June 30, 2006. SFAS 123(R) requires us to record the fair value of these awards on the date of grant as a component of equity. The cost associated with the grants will be expensed over the vesting period of the options with a corresponding increase to our additional paid-in capital. Compensation expense related to the grant of options will increase our total operating expenses and net operating loss. The increase to expenses is expected to be offset by the increase to our additional paid-in capital, and thus the granting of options is expected to have no net impact on our Net Asset Value.

Copies of the Plan are available with the Proxy Statement filed with the Securities and Exchange Commission on April 3, 2006. A copy of the form of award agreements and the award schedule used in connection with the foregoing grant is attached hereto as Exhibits 10.1, 10.2 and 10.3.

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

Item 9. Financial Statements and Exhibits

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Not applicable.

      (d)   Exhibits.


            Exhibit No.         Description
            -----------         -----------

              10.1              Form of Incentive Stock Option Agreement

              10.2              Form of Non-Qualified Stock Option Agreement

              10.3              Award Schedule


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2006                             HARRIS & HARRIS GROUP, INC.

                                                By: /s/ Douglas W. Jamison
                                                    ----------------------------
                                                    Douglas W. Jamison
                                                    Chief Financial Officer

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



                                  EXHIBIT INDEX


            Exhibit No.         Description
            -----------         -----------

              10.1              Form of Incentive Stock Option Agreement

              10.2              Form of Non-Qualified Stock Option Agreement

              10.3              Award Schedule


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